EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Nathan Elwell / Daniel Haykin (212) 850-5600

Linden Alschuler & Kaplan, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

- Record Fourth Quarter Revenues of $1.71 Billion -
- Quarter Four Operating Cash Flow of $138 Million -
- Announces 2015 Revenue and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 26, 2015 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and the year ended December 31, 2014.

For the fourth quarter of 2014, net income from continuing operations attributable to EMCOR was $43.1 million, or $0.66 per diluted share. Excluding impairment charges discussed below, non-GAAP net income from continuing operations was $44.0 million, or $0.68 per diluted share, compared to non-GAAP net income from continuing operations of $51.5 million, or $0.76 per diluted share in the fourth quarter of 2013. Revenues in the fourth quarter of 2014 totaled a record $1.71 billion, compared to revenues of $1.65 billion in the year ago period.

Operating income for the fourth quarter of 2014 was $74.5 million, or 4.3% of revenues, which included impairment charges of approximately $1.5 million. Excluding these charges, the Company's non-GAAP operating income for the fourth quarter of 2014 was $76.0 million, or 4.4% of revenues, compared to non-GAAP operating income in the 2013 fourth quarter of $76.0 million, or 4.6% of revenues.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Selling, general and administrative expenses for the 2014 fourth quarter were $172.2 million, or 10.0% of revenues, compared to $161.0 million, or 9.8% of revenues, in the year ago period.

The Company's income tax rate in the 2014 fourth quarter was 39.5%, compared to an income tax rate of 29.7% in the year ago period.

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EMCOR Reports Fourth Quarter Results	Page 2

Backlog as of December 31, 2014 was $3.63 billion, an increase of 8.7% from $3.34 billion at the end of the 2013 fourth quarter. Domestic backlog grew $308 million while backlog decreased $18 million in the UK Building Services segment related to the timing of renewals of certain maintenance contracts performed by the UK Building Services segment as well as the negative impact of foreign currency translation. From a market perspective, backlog growth in the commercial, transportation and water/wastewater sectors more than offset the declines in the healthcare, institutional and industrial sectors. Total backlog of $3.63 billion decreased by 1.7% from $3.70 billion as of September 30, 2014.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group commented, “Overall, we delivered excellent operating results in 2014, highlighting the strength of our diverse offerings across various end markets. During 2014, we generated strong operating cash flow of $247 million and expanded operating margins fifty basis points to 4.4% on a pro forma basis.

Our U.S. Industrial Services segment achieved impressive organic growth in the fourth quarter. Our RepconStrickland and Ohmstede subsidiaries are performing well, and we are realizing the benefits we envisioned when we combined these market leaders in 2013. Our U.S. Electrical Construction segment continues to lead the market and perform at a high level, while our U.S. Mechanical Construction segment saw important improvements in 2014 and rebounded well from the two difficult projects that adversely impacted its results in 2013. Despite encountering headwinds that included less favorable weather conditions and unusual legal costs in the fourth quarter of this year, the operations of our U.S. Building Services segment remained stable and expanded their margins on lower revenues led by our Mobile Mechanical Services operations.”

Mr. Guzzi continued, “During the year, we completed several key strategic moves to position the Company for long-term success. Most notably, we completed the wind down of our UK construction operations which allowed us to focus on our more profitable UK building services business and is reflected in the improved performance in our UK business this quarter.”

Mr. Guzzi concluded, “Overall, we are encouraged by our prospects for 2015 and beyond. While growth in non-residential construction has remained somewhat sluggish, our recent performance and backlog growth are indicators that an uptick in the non-residential construction market is gaining traction. We have maintained a strong and flexible balance sheet and have demonstrated a long track record of meaningful cash generation. We will continue to prudently deploy our capital, seeking opportunities to optimize shareholder value through both acquisitions and share repurchases. We are very pleased with the current structure and focus of our business and believe we are well positioned to succeed in the coming years.”

Revenues for the 2014 full-year period increased 1.4% to $6.42 billion compared to $6.33 billion for the 2013 full-year period.

Net income from continuing operations attributable to EMCOR for the 2014 full-year period was $173.4 million, or $2.59 per diluted share. Excluding an after-tax gain associated with the sale of a building owned by one of our subsidiaries and impairment charges, non-GAAP net income from continuing operations was $167.1 million, or $2.49 per diluted share, compared to non-GAAP net income from continuing operations of $151.2 million, or $2.22 per diluted share, in the year ago period, excluding 2013 transaction expenses associated with the acquisition of RepconStrickland.

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EMCOR Reports Fourth Quarter Results	Page 3

Operating income in the 2014 full-year period was $289.9 million, or 4.5% of revenues. Excluding the sale of the building and impairment charges mentioned in the immediately preceding paragraph, non-GAAP operating income for the 2014 full-year period was $279.6 million, or 4.4% of revenues, compared to non-GAAP operating income of $246.5 million, or 3.9% of revenues, in 2013.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

For the 2014 full-year period, SG&A totaled $626.5 million, or 9.8% of revenues, compared to $580.6 million, or 9.2% of revenues, in 2013.

The Company noted that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it expects 2015 revenues to be approximately $6.6 billion and diluted earnings per share from continuing operations to be between $2.65 and $2.95.

EMCOR Group, Inc. is a Fortune 500 worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 26, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2014 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
Revenues	$1,714,796	$1,649,279	$6,424,965	$6,333,527
Cost of sales	1,466,223	1,412,408	5,517,719	5,511,881
Gross profit	248,573	236,871	907,246	821,646
Selling, general and administrative expenses	172,235	160,970	626,478	580,649
Restructuring expenses	369	(5)	1,168	647
Impairment loss of identifiable intangible assets	1,471	—	1,471	—
Gain on sale of building	—	—	11,749	—
Operating income	74,498	75,906	289,878	240,350
Interest expense	(2,188)	(2,791)	(9,075)	(8,769)
Interest income	201	266	842	1,128
Income from continuing operations before income taxes	72,511	73,381	281,645	232,709
Income tax provision	28,100	21,664	103,528	82,286
Income from continuing operations	44,411	51,717	178,117	150,423
Loss from discontinued operation, net of income taxes	(603)	(5,448)	(4,690)	(23,069)
Net income including noncontrolling interests	43,808	46,269	173,427	127,354
Less: Net income attributable to noncontrolling interests	(1,342)	(348)	(4,763)	(3,562)
Net income attributable to EMCOR Group, Inc.	$42,466	$45,921	$168,664	$123,792

Basic earnings (loss) per common share:
From continuing operations	$0.67	$0.77	$2.61	$2.19
From discontinued operation	$(0.01)	$(0.08)	$(0.07)	$(0.34)

Diluted earnings (loss) per common share:
From continuing operations	$0.66	$0.76	$2.59	$2.16
From discontinued operation	$(0.01)	$(0.08)	$(0.07)	$(0.34)

Weighted average shares of common stock outstanding:
Basic	64,185,026	66,966,303	66,331,886	67,086,299
Diluted	64,887,897	67,950,697	67,062,509	68,076,841

Dividends declared per common share	$0.08	$0.06	$0.32	$0.18

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$432,056	$439,813
Accounts receivable, net	1,234,187	1,268,226
Costs and estimated earnings in excess of billings on uncompleted contracts	103,201	90,727
Inventories	46,854	52,123
Prepaid expenses and other	70,305	79,216
Total current assets	1,886,603	1,930,105
Investments, notes and other long-term receivables	9,122	6,799
Property, plant & equipment, net	122,178	123,414
Goodwill	834,102	834,825
Identifiable intangible assets, net	502,060	541,497
Other assets	34,902	29,275
Total assets	$3,388,967	$3,465,915
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	19,041	19,332
Accounts payable	460,478	487,738
Billings in excess of costs and estimated earnings on uncompleted contracts	368,555	381,295
Accrued payroll and benefits	245,854	237,779
Other accrued expenses and liabilities	189,489	172,599
Total current liabilities	1,283,417	1,298,743
Long-term debt and capital lease obligations	316,399	335,331
Other long-term obligations	359,764	352,215
Total liabilities	1,959,580	1,986,289
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,416,013	1,466,265
Noncontrolling interests	13,374	13,361
Total equity	1,429,387	1,479,626
Total liabilities and equity	$3,388,967	$3,465,915

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2014 and 2013
(In thousands)

	2014	2013
Cash flows - operating activities:
Net income including noncontrolling interests	$173,427	$127,354
Depreciation and amortization	36,524	36,310
Amortization of identifiable intangible assets	37,966	31,028
Deferred income taxes	5,748	11,857
Loss on sale of subsidiary	608	—
Gain on sale of building	(11,749)	—
Excess tax benefits from share-based compensation	(8,264)	(4,624)
Equity income from unconsolidated entities	(1,440)	(1,048)
Non-cash expense for impairment of identifiable intangible assets	1,471	—
Other non-cash items	10,131	(6,262)
Distributions from unconsolidated entities	1,767	679
Changes in operating assets and liabilities, excluding the effect of businesses acquired	468	(45,225)
Net cash provided by operating activities	246,657	150,069
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	—	(454,671)
Proceeds from sale of subsidiary	1,108	—
Proceeds from sale of building	11,885	—
Proceeds from sale of property, plant and equipment	7,239	2,930
Purchase of property, plant and equipment	(38,035)	(35,497)
Investments in and advances to unconsolidated entities and joint ventures	(3,865)	(800)
Maturity of short-term investments	—	4,616
Net cash used in investing activities	(21,668)	(483,422)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	250,000
Repayments of revolving credit facility	—	(400,000)
Borrowings from long-term debt	—	350,000
Repayments of long-term debt	(17,454)	(3,013)
Repayments of capital lease obligations	(1,715)	(1,692)
Dividends paid to stockholders	(21,293)	(12,080)
Repurchase of common stock	(201,994)	(26,070)
Proceeds from exercise of stock options	6,858	5,172
Payments to satisfy minimum tax withholding	(1,481)	(927)
Issuance of common stock under employee stock purchase plan	3,615	2,854
Payments for contingent consideration arrangements	—	(537)
Distributions to noncontrolling interests	(4,750)	(1,300)
Excess tax benefits from share-based compensation	8,264	4,624
Net cash (used in) provided by financing activities	(229,950)	167,031
Effect of exchange rate changes on cash and cash equivalents	(2,796)	832
Decrease in cash and cash equivalents	(7,757)	(165,490)
Cash and cash equivalents at beginning of year	439,813	605,303
Cash and cash equivalents at end of period	$432,056	$439,813

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2014	2013
Revenues from unrelated entities:
United States electrical construction and facilities services	$353,693	$361,307
United States mechanical construction and facilities services	584,418	588,351
United States building services	427,591	433,586
United States industrial services	258,338	184,055
Total United States operations	1,624,040	1,567,299
United Kingdom building services	90,756	81,980
Total worldwide operations	$1,714,796	$1,649,279

	For the twelve months ended December 31,
	2014	2013
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,311,988	$1,345,750
United States mechanical construction and facilities services	2,201,212	2,329,834
United States building services	1,721,341	1,794,978
United States industrial services	839,980	519,413
Total United States operations	6,074,521	5,989,975
United Kingdom building services	350,444	343,552
Total worldwide operations	$6,424,965	$6,333,527

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2014	2013
Operating income (loss):
United States electrical construction and facilities services	$23,711	$29,967
United States mechanical construction and facilities services	36,366	36,956
United States building services	12,279	14,297
United States industrial services	20,004	12,443
Total United States operations	92,360	93,663
United Kingdom building services	2,364	1,176
Corporate administration	(18,386)	(18,938)
Restructuring expenses	(369)	5
Impairment loss on identifiable intangible assets	(1,471)	—
Gain on sale of building	—	—
Total worldwide operations	74,498	75,906
Other corporate items:
Interest expense	(2,188)	(2,791)
Interest income	201	266
Income from continuing operations before income taxes	$72,511	$73,381

	For the twelve months ended December 31,
	2014	2013
Operating income (loss):
United States electrical construction and facilities services	$90,873	$98,114
United States mechanical construction and facilities services	114,418	93,765
United States building services	65,885	67,225
United States industrial services	63,159	38,763
Total United States operations	334,335	297,867
United Kingdom building services	15,011	13,021
Corporate administration	(68,578)	(69,891)
Restructuring expenses	(1,168)	(647)
Impairment loss on identifiable intangible assets	(1,471)	—
Gain on sale of building	11,749	—
Total worldwide operations	289,878	240,350
Other corporate items:
Interest expense	(9,075)	(8,769)
Interest income	842	1,128
Income from continuing operations before income taxes	$281,645	$232,709

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2014 and 2013 fourth quarter and year-to-date December 31, 2014 and 2013 operating income.  The following table provides a reconciliation between 2014 and 2013 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
GAAP operating income	$74,498	$75,906	$289,878	$240,350
Transaction expenses related to the acquisition of RepconStrickland, Inc.	—	90	—	6,140
Impairment loss on identifiable intangible assets	1,471	—	1,471	—
Gain on sale of building	—	—	(11,749)	—
Non-GAAP operating income, excluding RepconStrickland transaction expenses, impairment loss and gain on sale of building	$75,969	$75,996	$279,600	$246,490

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2014 and 2013 fourth quarter and year-to-date December 31, 2014 and 2013 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2014 and 2013 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
GAAP net income from continuing operations attributable to EMCOR Group, Inc.(1)	$43,069	$51,369	$173,354	$146,861
Transaction expenses related to the acquisition of RepconStrickland, Inc. (2)	—	107	—	4,363
Impairment loss on identifiable intangible assets (3)	892	—	892	—
Gain on sale of building (4)	—	—	(7,126)	—
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding RepconStrickland transaction expenses, impairment loss and gain on sale of building	$43,961	$51,476	$167,120	$151,224

(1) Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount is net of tax effect of $0.0 million in the 2013 quarter and $1.8 million in the 2013 year-to-date period.
(3) Amount is net of tax effect of $0.6 million in the 2014 quarter and year-to-date periods.
(4) Amount is net of tax effect of $4.6 million in the 2014 year-to-date period.

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2014 and 2013 fourth quarter and year-to-date December 31, 2014 and 2013 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2014 and 2013 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
GAAP diluted earnings per common share from continuing operations	$0.66	$0.76	$2.59	$2.16
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	—	0.00	—	0.06
Impairment loss on identifiable intangible assets (2)	0.01	—	0.01	—
Gain on sale of building (3)	—	—	(0.11)	—
Non-GAAP diluted earnings per common share from continuing operations, excluding RepconStrickland transaction expenses, impairment loss and gain on sale of building	$0.68	$0.76	$2.49	$2.22

(1) Amount is net of tax effect of $0.0 million in the 2013 quarter and $1.8 million in the 2013 year-to-date period.
(2) Amount is net of tax effect of $0.6 million in the 2014 quarter and year-to-date periods.
(3) Amount is net of tax effect of $4.6 million in the 2014 year-to-date period.

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